Ontario Corporation Number
                                              Numero de la compagnie en  Ontario

                                                               268581
                                            ------------------------------------

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                                            Articles of Amendment
                                           Statuts De Mondification
   Form 3
  Business
Corporation
    Act         1.  The present name of            Denomination sociale actuelle
                    the corporation is             de la compagnie:

                   NRT   RESEARCH   TECHNOLOGIES,   INC.
  Formule
  Numero 3
Loi de 1982     2. The name of the corporation     Nouvelle denomination sociale
  sur les          is changed to (if applicable):  de la compagnie (s'il y a
  companie                                         lieu):

                      CUDA  CONSOLIDATED  INC.

                   3.  Date of incorporation       Date de la constitution ou de

                                      09 April 1973
                   ------------------------------------------------------------
                                   (Day, Month, Year)
                                   (jout, mois, annee)

                   4. The articles of the            Les status de la compagnie
                      corporation are amended        sont modifies de la facon
                      as follows:                    suivante:

                the name of the Corporation be changed to CUDA CONSOLIDATED INC.


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                 5.  The amendment has been        La modification a ete oument
                     duly authorized as            autorisee conformement a l
                     required by Sections 167      article 167 et. S il y a
                     and 169 (as applicable)       lieu, a l article 169 de la
                     of the Business Corporations   Loi sur les compagnies.
                     Act.

                 6.  The resolution authorizing     Les actionnaires ou les
                     the amendment was              administrateurs (le
                     approved by the shareholders   resolution autorisant la
                     (as applicable)                modification
                     of the corporation on

                                         04 March 1991
                --------------------------------------------------------------
                                       (Day, Month, Year)
                                      (jout, mois, annee)

These articles are signed in duplicate.         Les presents statuts sont signes
                                                en double exemplaire.

                                    NRT  INDUSTRIES  INC.
                                    --------------------------
                                    (Name of Corporation)
                                    (Demomination sociale de la compagnie)

                                       By/Par:  /s/  Alex Zukovs
                                              --------------------------------
                                               ALEX ZUKOVS, President
                                                 (Signature)
                                                 (Description of Officer)


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